Exhibit 10.26

Purchase Agreement

Supplier (hereinafter called “Party A”): Shangxi Wealth Aluminate Materials Co., Ltd.
Buyer (hereinafter called “Party B”): Jiaozuo Elfek Chemicals Limited Co

Contract Number: SX 20100101-12
Signed at: Fengyang City
Date of contract: December 23th 2009

To enhance sense of responsibility, strengthen economic accounting, improve economic returns and achieve both parties’ economic goals, the parties hereby entered into this contract and abide by the contract after sufficient negotiation.

Article 1 name, brand, standard, quantity, price and delivery time of the object:
Name	Standard	Prickle	Quantity (Ton)	Unit Price (Yuan)	Amount (Yuan)	delivery time and quantity
high aluminate calcium powde	≥55%	Ton	7000	960	6720000	At client’s notice

Article 2 quality level and the requirements Party A responsible for: Al2O3≥55%, CaO＜28~31%, total iron＜3%, SiO2＜7~8%, dissolution rate of acid≥95%, fineness is 0.08MM, sieve size 5%,
Part B is entitled to reject the goods or request for price reduction if the products provided by
Party A does not meet these requirements.

Article 3 standard, supply and recovery of wrappage: rules for adopting GB9774-2002, one bags of 501±1KG net each, the wrappage is free of charge and is not recyclable.

Article 4 when the period of validity of this contract spanned two quarters and it’s necessary to adjust the unit price, two parties have to negotiate and confirm and exercise the new price.

Article 5 delivery time, delivery point and delivery type.
1. delivery time: Depend on Part B’s notice
2. delivery point: Party A’s warehouse
3. delivery type: pick up by Part B, Part A can delivery the goods to the assigned place when Part A are responsible for the transportation of the goods, and Part B should pay for the transportation.

Article 6 metering method: subject to the counted bags, and carry out random sample inspection.

Article 7 transportation: by transportation or railway wagon.

Article 8 standard, ways, location and deadline for the inspection: By adopting the Article 2 and 3,
Party B can take samples and do the test after receiving the goods and notice Party A by fax if there is any objection.

Article 9 payment
1, payment depend on the following term a .
a, payment within the current month after receiving the goods and acceptance inspection.
b, monthly statement with 30 days.
c, monthly statement with 60 days.
2, payment type: Party B should pay in cash, telegraphic transfer or demand cash check, Party A will not accept promissory note and acceptance bill.

Article 10 liability for breach of contract: act on the terms in connection with 《Economic Contract Law》.

Article 11 conditions for termination of the contract: both the parties are not responsible for the breaking of the contract caused by war, earthquake, flood and other force majeure.

Article 12 Mode of settling duties over the contract: all disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached， the case in dispute shall then be submitted to people's court.

Article 13 purchase order is the attachment and an integral part of this contract and equally valid. Every transaction should be subjected to the purchase order provided by Party B.

Article 14 the contract is in duplicate, held by Party A and Party B respectively. The contract comes into effect upon signatures or seals of both parties. Execution duration of this contract is from January 1st 2010 until December 31st 2010 and this contract can be renewed.

Article 15 not matters of this contract, both sides have to be friendly consultations

Party A: Shangxi Wealth Aluminate Materials Co., Ltd Legal Representative: Mingzhuo Tan Entrusted Agent: (Seal) Zip Code:	Party B: Jiaozuo Elfek Chemicals Limited Co Legal Representative (Seal) Entrusted Agent: Zip Code: